UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 1, 2004

CROSSTEX ENERGY, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

2501 CEDAR SPRINGS, SUITE 600 DALLAS, TX		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (214) 953-9500

ITEM 2.                             ACQUISITION OR DISPOSITION OF ASSETS

On April 1, 2004, the Registrant announced that, through its wholly-owned subsidiary Crosstex Louisiana Energy, L.P., the Registrant has completed the previously-announced acquisition of the LIG Pipeline Company and its subsidiaries (LIG Inc., Louisiana Intrastate Gas Company, L.L.C., LIG Chemical Company, LIG Liquids Company, L.L.C. and Tuscaloosa Pipeline Company) (collectively, “LIG”) from American Electric Power in a negotiated transaction for $76.2 million.  LIG consists of approximately 2,000 miles of gas gathering and transmission systems located in 29 parishes extending from northwest and north-central Louisiana through the center of the state to south and southeast Louisiana.  Current on-system market of approximately 580,000 MMbtu/d includes power plants, municipal gas systems, and industrial markets located principally in the industrial corridor between New Orleans and Baton Rouge.  Processing plants owned by LIG give the system the capability to handle rich and lean gas supplies connected to the system.  The LIG system is connected to several interconnected pipelines and the Jefferson Island Storage facility providing access to additional system supply.  Prior to the acquisition the LIG assets were used for natural gas gathering, transmission and processing; the Registrant intents to continue to use the LIG assets in these capacities.  The Registrant financed the acquisition through borrowings under its existing bank credit facility.

ITEM 7.                             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)           Financial Statements of Businesses Acquired

The financial statements for the acquired business described in Item 2 above are not included with this Current Report and will be filed by an amendment to this Current Report on or before June 15, 2004.

(c)           Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached Exhibit 99.1 and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	CROSSTEX ENERGY, L.P. Press Release dated April 1, 2004

ITEM 9.                             REGULATION FD DISCLOSURE

The Registrant hereby incorporates by reference into this Item 9 the information set forth in its press release, dated April 1, 2004, a copy of which is included as an exhibit to this Current Report.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, L.P., its General Partner

	By:	Crosstex Energy GP, LLC, its General Partner

Date: April 14, 2004	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	CROSSTEX ENERGY, L.P. Press Release dated April 1, 2004